Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
Background
On July 31, 2019, Altus Midstream Processing LP, a wholly-owned subsidiary of Altus Midstream Company (Altus, or the Company), closed its option to acquire a 33.0 percent equity interest in the Shin Oak NGL pipeline project (Shin Oak) for approximately $441 million. Shin Oak comprises a 24 inch diameter mainline and related 20 inch lateral pipeline. The project, which is already in service, is expected to have ultimate capacity of approximately 550 MBbl/d and transports NGLs primarily from the Permian Basin to Mont Belvieu, Texas.
Shin Oak is owned by Breviloba, LLC (Breviloba) and is operated by Enterprise Products Operating LLC (Enterprise). Following the closing of the option, Breviloba is 33.0 percent owned by Altus Midstream Processing LP and 67.0 percent owned by Enterprise.
The acquisition was funded by a combination of cash on hand and $115.3 million proceeds from borrowings under the Company's revolving credit facility. We refer to the Company's acquisition of the 33.0 equity interest in Breviloba and the associated financing as the Acquisition. The Company's 33.0 percent equity interest will be accounted for under the equity method on the Company's consolidated financial statements.
Basis of Presentation
The unaudited pro forma consolidated statement of operations for the six months ended June 30, 2019, and the unaudited pro forma balance sheet as of June 30, 2019 are based upon the unaudited historical financial statements of the Company (as presented in the Company's quarterly report on Form 10-Q for the quarterly period ended June 30, 2019) and the unaudited historical consolidated financial statements of Breviloba (as presented in Exhibit 99.1 of this current report on Form 8-K). The unaudited pro forma consolidated statement of operations for the six months ended June 30, 2019, has been prepared as if the Acquisition occurred on January 1, 2018, the beginning of the earliest period presented. The unaudited pro forma consolidated balance sheet as of June 30, 2019, has been prepared as if the Acquisition occurred on June 30, 2019.
The unaudited pro forma consolidated statements of operations for the year ended December 31, 2018 is based upon the historical consolidated financial statements of the Company (as presented in the Company's annual report on Form 10-K for the year ended December 31, 2018) and the historical financial statements of Breviloba (as presented in Exhibit 99.1 of this current report on Form 8-K). The unaudited pro forma consolidated statements of operations for the year ended December 31, 2018 has been prepared as if the Acquisition occurred on January 1, 2018.
The unaudited pro forma consolidated financial statements for the periods described above reflect the following adjustments:
• Acquisition: Acquisition by the Company from Enterprise of a 33.0 percent equity interest in Breviloba. The Company's equity interest is measured at cost pursuant to the equity method of accounting. Additionally, the Company's proportionate share of net income or loss generated by Breviloba is reflected in the unaudited pro forma consolidated statements of operations for all periods presented.
• Financing: Proceeds received from borrowings under an existing revolving credit facility, necessary to fund the acquisition. The associated interest expense is reflected in the unaudited pro forma consolidated statements of operations for all periods presented.
Other pro forma adjustments (e.g., income tax effects and depreciation of basis differences) were considered but did not have a significant impact to the unaudited pro forma consolidated financial statements.
No adjustments have been made to our historical financial statements to reflect other events subsequent to the period shown by such financial statements.
The unaudited pro forma consolidated financial statements should be read in conjunction with our historical financial statements as of and for the year ended December 31, 2018 and unaudited financial statements as well as the related notes previously filed with the Securities and Exchange Commission.
The adjustments to the historical financial statements for the year ended December 31, 2018 are based upon currently available information and certain estimates and assumptions. Actual effects of these transactions will differ from the pro forma adjustments. The unaudited pro forma consolidated financial statements are not necessarily indicative of the results that would have occurred if the transaction had been completed on the dates indicated or what could be achieved in the future. However, we believe the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and the pro forma adjustments are factually supportable, give appropriate effect to the expected impact of events directly attributable to the conveyance, and reflect those items expected to have a continuing impact on Altus.

Altus Midstream Company
Unaudited Pro Forma Consolidated Balance Sheet
As of June 30, 2019

	Altus Midstream Company	Pro Forma Adjustments		Altus Midstream Company Pro Forma

	(In thousands of dollars, except per share values)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$376,920	$115,345	(a)	$492,265
		(440,730)	(b)	(440,730)
Accounts receivable from Apache Corporation	145	—		145
Revenue receivables	8,998	—		8,998
Inventories and other	6,286	—		6,286
Prepaid assets and other	1,697	—		1,697
	394,046	(325,385)		68,661
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment	1,489,640	—		1,489,640
Less: Accumulated depreciation and amortization	(40,333)	—		(40,333)
	1,449,307	—		1,449,307
OTHER ASSETS:
Equity method interests	527,379	440,730	(b)	968,109
Deferred tax asset	67,971	—		67,971
Deferred charges and other	6,031	—		6,031
	601,381	440,730		1,042,111
Total assets	$2,444,734	$115,345		$2,560,079

LIABILITIES, NONCONTROLLING INTERESTS, AND EQUITY
CURRENT LIABILITIES:
Current debt	$23,310	$115,345	(a)	$138,655
Other current liabilities	47,241	—		47,241
	70,551	115,345		185,896
DEFERRED CREDITS AND OTHER NONCURRENT LIABILITIES:
Asset retirement obligation	32,611	—		32,611
Deferred tax liability	2,998	—		2,998
Embedded derivative	94,459	—		94,459
Other non-current liabilities	1,352	—		1,352
	131,420	—		131,420
Total liabilities	201,971	115,345		317,316

Redeemable noncontrolling interest — Apache limited partner	1,272,652	—		1,272,652
Redeemable noncontrolling interest — Preferred Unit limited partners	520,933	—		520,933

EQUITY:
Class A Common Stock: $0.0001 par, 1,500,000,000 shares authorized, 74,929,305 shares issued and outstanding at June 30, 2019	7	—		7
Class C Common Stock: $0.0001 par, 1,500,000,000 shares authorized, 250,000,000 shares issued and outstanding at June 30, 2019	25	—		25
Additional paid-in capital	473,502	—		473,502
Accumulated deficit	(24,156)	—		(24,156)
Accumulated other comprehensive loss	(200)	—		(200)
	449,178	—		449,178
Total liabilities, noncontrolling interests, and equity	$2,444,734	$115,345		$2,560,079
(a) Represents proceeds from borrowings totaling $115.3 million from an existing credit facility which partially funded the acquisition of a 33.0 percent equity interest in Breviloba.
(b) Represents the acquisition of a 33.0 percent equity interest in Breviloba, valued at cost. The Company's interest is accounted for under the equity method on the consolidated financial statements.

Altus Midstream Company
Unaudited Pro Forma Consolidated Statement of Operations
For Six Months Ended June 30, 2019

	Altus Midstream Company	Pro Forma Adjustments		Altus Midstream Company Pro Forma

	(In thousands of dollars, except per share values)
REVENUES:
Midstream services revenue — affiliate	$57,985	$—		$57,985
Total revenues	57,985	—		57,985
COSTS AND EXPENSES:
Operations and maintenance	30,403	—		30,403
General and administrative	5,072	—		5,072
Depreciation and accretion	16,758	—		16,758
Taxes other than income	6,463	—		6,463
Total costs and expenses	58,696	—		58,696
Operating loss	(711)	—		(711)
Interest income	2,967	—		2,967
Income (loss) from equity method interests	(1,028)	10,621	(c)	9,593
Other	(17)	—		(17)
Total other income	1,922	10,621		12,543
Financing costs, net of capitalized interest	986	1,824	(d)	2,810
NET INCOME BEFORE INCOME TAXES	225	8,797		9,022
Deferred income tax benefit	(5)	—		(5)
NET INCOME INCLUDING NONCONTROLLING INTERESTS	230	8,797		9,027
Net income attributable to Preferred Unit limited partners	4,143	—		4,143
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	(3,913)	8,797		4,884
Net income (loss) attributable to Apache limited partner	(2,720)	6,768	(e)	4,048
NET INCOME (LOSS) ATTRIBUTABLE TO CLASS A COMMON SHAREHOLDERS	$(1,193)	$2,029		$836

NET INCOME (LOSS) ATTRIBUTABLE TO CLASS A COMMON SHAREHOLDERS, PER SHARE
Basic and Diluted	$(0.02)			$0.01
WEIGHTED AVERAGE SHARES
Basic and Diluted	74,929			74,929

(c) Represents the Company's proportionate share of net income generated by Breviloba for the period presented, pursuant to the equity method of accounting, as if the Acquisition had occurred on January 1, 2018.

(d) Represents additional interest expense on $115.3 million of proceeds received from borrowings under the Company's existing credit facility, assuming the Acquisition occurred on January 1, 2018. The interest rate used for the adjustment is 3.2%, and reflects the one-week LIBOR rate as of September 17, 2019 plus an applicable margin, as governed by the credit facility agreement. A 1/8 percentage point increase in the interest rate on the total of $115.3 million variable rate borrowings would increase our consolidated year to date interest expense by approximately $72,000. Operations commenced on Shin Oak in February 2019, at which time the project no longer qualified for interest capitalization.

(e) Represents the net amount of the pro forma adjustments described in (c) and (d) above that is attributable to Apache Corporation (Apache) due to Apache's noncontrolling interest in Altus.

Altus Midstream Company
Unaudited Pro Forma Consolidated Statement of Operations
Year Ended December 31, 2018

	Altus Midstream Company	Pro Forma Adjustments		Altus Midstream Company Pro Forma

	(In thousands of dollars, except per share values)
REVENUES AND OTHER:
Midstream services — affiliate	$76,750	$—		$76,750
Other	1,608	—		1,608
Total revenues and other	78,358	—		78,358
OPERATING EXPENSES:
Gathering, processing, and transmission	53,922	—		53,922
General and administrative	7,368	—		7,368
Depreciation and accretion	20,068	—		20,068
Taxes other than income	7,633	—		7,633
Financing costs, net	107	3,648	(f)	3,755
		(3,648)	(g)	(3,648)
Total operating expenses	89,098	—		89,098
Loss from equity method interests	—	(222)	(h)	(222)
NET LOSS BEFORE INCOME TAXES	(10,740)	(222)		(10,962)
Current income tax benefit	(1,041)	—		(1,041)
Deferred income tax benefit	(9,460)	—		(9,460)
NET LOSS INCLUDING NONCONTROLLING INTEREST	(239)	(222)		(461)
Net income (loss) attributable to noncontrolling interest	4,149	(24)	(i)	4,125
NET LOSS ATTRIBUTABLE TO CLASS A COMMON SHAREHOLDERS	$(4,388)	$(198)		$(4,586)

NET LOSS ATTRIBUTABLE TO CLASS A COMMON SHAREHOLDERS, PER SHARE
Basic and Diluted	$(0.03)			$(0.05)
WEIGHTED AVERAGE SHARES
Basic and Diluted	173,125			173,125

(f) Represents additional interest expense on $115.3 million of proceeds received from borrowings under the Company's existing credit facility, assuming the Acquisition occurred on January 1, 2018.. The interest rate used for the adjustment is 3.2%, and reflects the one-week LIBOR rate as of September 17, 2019 plus an applicable margin, as governed by the credit facility agreement. A 1/8 percentage point increase in the interest rate on the total of $115.3 million variable rate borrowings would increase our consolidated year to date interest expense by approximately $144,000.

(g) The Company capitalizes interest as part of the historical cost of constructing assets that have not yet commenced operations, including equity method interests. This adjustment is to capitalize pro forma interest incurred as described in (f) above while Shin Oak was still under construction.

(h) Represents the Company's proportionate share of net income generated by Breviloba for the period presented, pursuant to the equity method of accounting, as if the Acquisition had occurred on January 1, 2018.

(i) Represents the net amount of the pro forma adjustments described in (f) and (g) above that is attributable to Apache, due to Apache's noncontrolling interest in Altus, effective November 11, 2018.

Pro Forma Net Income (Loss) Attributable to Class A Common Shareholders, per Share:

Net income (loss) per share attributable to Class A common shareholders is computed by dividing the Class A common shareholders interest in net income attributable to the Company for the period by the weighted average number of Class A shares outstanding for the period.

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